EXHIBIT 99.2
For Immediate Release
Contact: Robert Copple or Kate Messmer
972-665-1500
CINEMARK HOLDINGS, INC. ANNOUNCES QUARTERLY CASH DIVIDEND
Plano, TX, May 9, 2008 – Cinemark Holdings, Inc. (NYSE: CNK), a leading motion picture exhibitor, announced today that its board of directors has declared a cash dividend for its first quarter of fiscal 2008 of $0.18 per share of common stock. The dividend will be paid on June 12, 2008 to stockholders of record on May 30, 2008.
The Company intends to pay a regular quarterly dividend at an annual rate equal to $0.72 per share of common stock (or a quarterly rate equal to $0.18 per share of common stock). The declaration of future dividends on our common stock will be at the discretion of the board of directors which will depend upon many factors, including our results of operations, financial condition, earnings, capital requirements, limitations in our debt agreements and legal as well as other relevant factors.
About Cinemark Holdings, Inc.
Headquartered in Plano, TX, Cinemark is a leader in the motion picture exhibition industry. As of March 31, 2008, Cinemark operates 408 theatres and 4,657 screens in 38 states in the United States and internationally in 12 countries, mainly in Mexico, South and Central America. For more information go to www.cinemark.com.
Forward-looking Statements
Certain matters within this press release include “forward–looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statement. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K for fiscal 2007 filed March 28, 2008 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors.